UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

In a Current Report on Form 8-K filed by Helios and Matheson Analytics Inc. (the “Company”) on July 24, 2018 (the “Original Report”), the Company reported the voting results of its special meeting of stockholders held on July 23, 2018. This Current Report on Form 8-K/A amends the Original Report solely to amend the disclosure of the broker non-votes for each proposal. No other information in the Original Report has been amended.

The final voting results are as follows:

Proposal One: Approval of the January Note Financing Proposal

Our stockholders approved, to the extent required by Nasdaq Listing Rule 5635, the issuance of shares of Common Stock upon conversion of the senior convertible notes issued to an institutional investor on January 23, 2018 in accordance with the terms of those notes. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	119,351,558	14,812,661	1,200,007	130,862,856

Proposal Two: Approval of the increase in number of shares of authorized Common Stock

Our stockholders approved the amendment of our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 500,000,000 to 5,000,000,000 and to increase the total number of authorized shares of capital stock from 502,000,000 to 5,002,000,000. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class; holders of shares of Common Stock voted separately as a single class; and holders of shares of Preferred Stock voted separately as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	196,917,480	68,169,681	1,139,921	-
Holders of Shares of Common Stock Voting Separately as a Single Class	131,214,980	68,169,681	1,139,921	-
Holders of Shares of Preferred Stock Voting Separately as a Single Class	65,702,500	-	-	-

Proposal Three: Approval of the Reverse Stock Split

Our stockholders approved the amendment of our Certificate of Incorporation to effect a one-time reverse stock split of our Common Stock, at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares, such ratio to be selected by our Board of Directors and set forth in a public announcement. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class; and holders of shares of Preferred Stock voted separately as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	198,328,505	66,647,989	1,250,588	-
Holders of Shares of Preferred Stock Voting Separately as a Single Class	65,702,500	-	-	-

Proposal Four: Adjournment

Our stockholders approved the adjournment of the special meeting, if necessary, to solicit votes on the above proposals if sufficient votes to pass the proposals were not received in time for the special meeting. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	202,386,501	60,636,861	3,203,720	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: July 25, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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